Exhibit 99.1

Date: June 1, 2016

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces
Closing of Kosciusko Financial, Inc. Merger

Michigan City, IN – Horizon Bancorp (NASDAQ GS: HBNC, “Horizon”), the parent of Horizon Bank, N.A., (“Horizon Bank”) announces the completion of the acquisition of Kosciusko Financial, Inc. (Privately Held “Kosciusko”), and its wholly-owned subsidiary, Farmers State Bank, of Mentone, Indiana, effective June 1, 2016. Kosciusko was merged into Horizon and simultaneously Farmers State Bank into Horizon Bank. As previously announced, the banks will operate under the name Horizon Bank.

As part of this transaction, Horizon Bank added five new branches to expand its branch network to fifty offices throughout northern and central Indiana and southern Michigan. “We’re confident customers will be pleased that many of the familiar faces they’ve come to know and trust will remain with Horizon at their local branches. Teaming up with the experienced banking professionals at Farmers State Bank has been a pleasure.  They are committed to their customers and the community which shows in all that they do,” said Craig M. Dwight, Horizon Bank’s Chairman and Chief Executive Officer.

Greg Maxwell, President and Chief Executive Officer of Farmers State Bank, stated, “We are pleased to team up with a company that instills the same values as Farmers State Bank has throughout the years.  Horizon is a solid company committed to its customers and local communities.”

 “Mr. Maxwell will continue to assist with this transition through his retirement date of December 31, 2016. To further solidify our shared philosophies of exceptional customer service and commitment to community banking, Mr. Maxwell is happily passing on the local leadership role to 27-year Farmers State Bank veteran, Lindy Breeden,” continued Dwight.  Breeden has been named Market President for Kosciusko County.   In addition, Horizon will establish a Kosciusko County advisory board to maintain the pulse of the community.

Dwight further commented, “Horizon Bank will add value to the customers served by Farmers State Bank by broadening their product line-up which includes robust mobile banking and internet banking services; advanced treasury management services for businesses; a wide range of mortgage products; higher lending limits; and service guarantees on loan approvals.”

The companies are finalizing integration plans that include a systems integration and sign change expected to take place the weekend of June 25, 2016. As a result, customer accounts will automatically change to Horizon accounts with no action required on the part of the customer. Customer checks, debit cards, direct deposits, payments, and account numbers will remain unchanged in order to make this transition as smooth as possible.

Horizon was advised by Raymond James & Associates, Inc. and the law firm of Barnes & Thornburg, LLP.  Kosciusko was advised by Austin Associates, LLC and the law firms of Rockhill Pinnick LLP and Shumaker, Loop & Kendrick, LLP.

-MORE-

Page 2: Cont. Horizon Bancorp & Kosciusko Financial Merger

About Horizon Bancorp
Horizon Bancorp is a locally owned, independent, commercial bank holding company serving northern and central Indiana and southwest and central Michigan through its commercial banking subsidiary Horizon Bank, N.A.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

About Kosciusko Financial, Inc.
Kosciusko Financial, Inc. is an Indiana corporation headquartered in Mentone, Indiana with Farmers State Bank as its wholly-owned subsidiary.  Farmers State Bank was founded in 1892 and offers a full range of banking and trust services with five branch locations serving northeast Indiana.  Farmers State Bank may be reached online at www.fsbanking.com.

Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Contact Information:	Kosciusko Contact Information:

Craig M. Dwight	J. Gregory Maxwell
Chairman and	President and
Chief Executive Officer	Chief Executive Officer
Phone: (219) 873-2725	Phone: (574) 265-2526

Mark E. Secor	Lindy Breeden
Chief Financial Officer	Executive Vice President and
Phone: (219) 873-2611	Chief Credit Officer
Fax: (219) 874-9280	Phone: (574) 353-7521

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